AMENDMENT TO EMPLOYMENT AGREEMENT


This amendment is made and entered into as of the 19th day of September, 2000, by and between Racing Champions Limited, a Hong Kong corporation, and Peter K.K. Chung. The parties wish to amend paragraph 4 of the Employment Agreement made as of the 30th day of April, 1999, to the following-

'4.  Compensation.  As  of  October  1,  2000, the Employee shall receive a base
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salary  of  $350,000  per  year, . . .'

In witness whereof, the parties have executed this amendment as of the date first above written, to be effective as of that date.

                              Racing  Champions  Limited

                              By  /s/  Dan  Gill
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                                   Dan  Gill,  Director

                              By  /s/  Peter  K.K.  Chung
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                                   Peter  K.K.  Chung